Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May __, 2005 (the “Effective Date”), by and between Fellows Energy Ltd., a Nevada corporation (the “Company”), and those investors who are a party hereto and listed on Exhibit A (each an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, in connection with the terms of the Company’s recent offering of a minimum of $900,000 and a maximum of $10,500,000 of Units, at a price of $1.95 per Unit (each a “Unit” and collectively the “Units”), under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), the Company has agreed to grant the Investors registration rights as set forth herein. Each Unit consists of (i) 3.55 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) and (ii) one and one-half Series A warrants (each a “Warrant,” collectively the “Warrants” and together with the Units and the Common Stock, the “Securities”) to purchase Fellow’s Common Stock. Each whole Warrant will entitle the holder to exercise such Warrant to purchase one share of Common Stock for a price of $1.00 per share for three years from the date of purchase of such Unit.

NOW, THEREFORE, in consideration of the aforesaid, the mutual promises hereinafter made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.1.   Definitions.  The following terms, as used herein, shall have the following meanings:

“Advice” has the meaning set forth in Section 2.2(o).

“Affiliate” means, with respect to any specified entity, any other entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified entity. For the purposes of this definition, “control” when used with respect to any specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this definition, entity may include a corporation, partnership, limited partnership, limited liability company, association, joint stock company, trust or joint venture, but not an individual human being.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amendment Filing Date” has the meaning set forth in Section 2.1(a).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Buy-In” has the meaning set forth in Section 2.7(d).

“Commission” means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act or the Exchange Act.

“Common Stock” has the meaning set forth in the Recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“DTC” has the meaning set forth in Section 2.7(b).

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Effective Period” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event” has the meaning set forth in Section 2.1(c).

“Event Date” has the meaning set forth in Section 2.1(c).

“Filing Date” has the meaning set forth in Section 2.1(a).

“Investor” has the meaning set forth in the preamble to this Agreement.

“Investor Holders” has the meaning set forth in Section 2.1(a).

“Person” means any individual, corporation, limited liability company, firm, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization, including a government, a governmental body, a political subdivision or an agency or instrumentality thereof.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Registrable Securities” means (i) any shares of Common Stock issued to the Investors as part of the Units and owned by any Investor Holder, (ii) any shares of Common Stock issued or issuable upon exercise of the Warrants, if any, and (iiii) any shares of Common Stock which may be issued or distributed or be issuable in respect of such shares of Common Stock by way of concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction, but with respect to such shares of Common Stock, only so long as such shares are “Restricted Securities”. A share of Common Stock shall be deemed to be a “Restricted Security” until such time as such share (i) has been effectively registered under the Securities Act pursuant to a Registration Statement with respect to the sale of such share and disposed of pursuant to such Registration Statement, (ii) has been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) has been otherwise transferred, new certificates for it not bearing a legend restricting further transfer having been delivered by the Company and may be publicly sold (without volume or manner of sale restrictions) without registration under the Securities Act or any state securities or blue sky law then in force or (iv) has ceased to be outstanding.

“Securities” has the meaning set forth in the Recitals to this Agreement.

“Securities Act” has the meaning set forth in the Recitals to this Agreement.

“Unit(s)” has the meaning set forth in the Recitals to this Agreement.

“Unlegended Shares Delivery Date” has the meaning set forth in Section 2.7(a).

“Unlegended Shares” has the meaning set forth in Section 2.7(a).

“Warrant(s)” has the meaning set forth in the Recitals to this Agreement.

ARTICLE II
Registration and Related Rights

Section 2.1 Registration of Resales.
(a) Within the time period ending on the date thirty (30) days following the Effective Date (the “Filing Date”), the Company shall file with the Commission a Registration Statement to register under the Securities Act the Registrable Securities. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as practicable, but in no event (i) more than ninety (90) days after the Effective Date or (ii) one hundred twenty (120) days after the Effective Date in the case of a review of the Registration Statement by the Commission. The Company will notify all Investors, and any successor, assign or transferee of the Investors then owning Registrable Securities (collectively, the “Investor Holders”) in the same manner when such Registration Statement becomes effective. Failure to so notify the Investor Holders within two (2) Business Days of such notification shall be deemed an Event under Section 2.1(c). With respect to any Securities issued by the Company to any Investor Holder following the Filing Date which become Registrable Securities, within the time period ending on the date sixty (60) days following such issuance (the “Amendment Filing Date”), the Company shall file with the Commission an amendment to the Registration Statement, a prospectus supplement to the Registration Statement or a new Registration Statement, as applicable, to register under the Securities Act such additional Registrable Securities. The Company shall use commercially reasonable efforts to cause any such amendment, prospectus supplement or new Registration Statement, as applicable, to be declared effective by the Commission as promptly as practicable, but in no event (i) more than ninety (90) days after such issuance or (ii) one hundred twenty (120) days after such issuance in the case of a review of such Registration Statement by the Commission. The Company will notify all Investors Holders in the same manner when such amendment, prospectus supplement or new Registration Statement becomes effective. Failure to so notify the Investor Holders within two (2) Business Days of such notification shall be deemed an Event under Section 2.1(c).

(b) The Company agrees to use commercially reasonable efforts to keep the Registration Statement (including the preparation and filing of any amendments and supplements necessary for that purpose) continuously effective until the earlier of (i) the date that Registrable Securities issuable upon exercise of the Warrants may no longer be issued pursuant to the terms of such Warrants, (ii) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (iii) the date the Investor Holders receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor Holders, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) three years from the effective date of the Registration Statement (such period, the “Effective Period”). If the Registration Statement ceases to be effective for any reason or at any time during the Effective Period (other than because of the sale of all the securities registered thereunder), the Company shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(c) If: (i) a Registration Statement is not filed on or prior to the Filing Date or the Amendment Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to the date that a Registration Statement is declared effective, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within fifteen (15) Business Days after the receipt of comments by or notice from the Commission that such amendment or response is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by the ninetieth (90th) day (or one hundred twentieth (120th) day in the case of a review of the Registration Statement by the Commission) following the Effective Date as a result of an act or omission by the Company, or (v) after a Registration Statement is declared effective by the Commission, but prior to the time the Registrable Securities are eligible for sale pursuant to Rule 144(k) (or any successor provision which permits the resale of the Registrable Securities without registration under the Securities Act without regard to volume or other restrictions other than restrictions similar to those set forth in Rule 144(k)) promulgated under the Securities Act, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Investor Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for ten (10) consecutive days or an aggregate of twenty-five (25) days during any twelve (12)-month period (which need not be consecutive days) as a result of an act or omission by the Company (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Business Day period is exceeded, or for purposes of clause (iii) the date which such fifteen (15) Business Day period is exceeded, or for purposes of clause (v) the date on which such ten (10) or twenty-five (25) day period, as applicable, is exceeded being referred to as “Event Date”), then, on each such Event Date and every monthly anniversary thereof until the applicable Event is cured, the Company shall pay, at the Company’s election, to each Holder an amount in cash or Common Stock (at a per share price equivalent of 95% of the VWAP of Common Stock for any applicable consecutive 10 day period, as liquidated damages and not as a penalty) equal to two percent (2%) per 30 days, calculated on a daily basis, of the purchase price of each Unit ($2.10 with the entire amount being allocated entirely to the shares of Common Stock in such Unit and not to the Warrants) of the Registrable Securities then held by such Investor Holder. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven (7) days after the applicable Event Date, the Company will pay additional interest thereon at a rate of eighteen percent (18%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

Section 2.2 Registration Procedures.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that the Investor Holders furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this Article II as requested by the Company in the attached Selling Shareholder Questionnaire attached hereto as Exhibit B. The Company agrees that the Selling Shareholder Questionnaire attached hereto as Exhibit B, satisfies all of the information required to be provided by each Investor Holder in connection with the Registration Statement. The Company shall not be required to include any Investor Holder’s Registrable Securities in any Registration Statement that does not complete, date and execute a Selling Shareholder Questionnaire. Additionally, the Registration Statement required hereunder shall contain the Plan of Distribution, attached hereto as Exhibit C (which may be modified to respond to comments, if any, received by the Commission. With respect to any Registration Statement which includes Registrable Securities held by an Investor Holder, the Company shall, subject to Sections 2.1;

(a) Prepare and file with the Commission a Registration Statement on the appropriate form prescribed by the Commission in accordance with Section 2.1; provided, however, that at least five (5) Business Days prior to filing a Registration Statement and at least three (3) Business Days prior to the filing of a prospectus or any amendments or supplements to a Registration Statement or a prospectus, including documents incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement copies of or drafts of all such documents proposed to be filed, which documents shall be subject to the reasonable review of such Investor Holders;

(b) Prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement and any documents required to be incorporated by reference therein as may be necessary to keep the Registration Statement effective for the Effective Period; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act (or any successor rule); and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the Effective Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the prospectus;

(c) Furnish to each such Investor Holder, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, upon request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any exhibits or documents incorporated by reference therein as any such Investor Holder may request in order to facilitate the disposition of the securities being sold by any such Investor Holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by any such Investor Holder covered by the Registration Statement in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

(d) Notify each such Investor Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, within two (2) hours after the Company becomes aware of the occurrence of any event as a result of which the prospectus included in such Registration Statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the Investor Holders (a reasonable number of such amended and supplemented prospectuses having been delivered to the Investor Holders), such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e) Use its reasonable best efforts to cause all securities included in such Registration Statement to be listed, by the date of the first sale of securities pursuant to such Registration Statement, on each national securities exchange or market on which the Common Stock is then listed or quoted;

(f) Notify each Investor Holder within two (2) hours after the Company becomes aware:  (i) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(g) Make every reasonable effort to obtain the withdrawal of any stop order suspending the effectiveness of the Registration Statement or other order suspending the use of any preliminary or final prospectus at the earliest possible moment;

(h) Subject to the time limitations specified in Section 2.2(b), if requested by any such Investor Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information with respect to the offering as such Investor Holder reasonably requests to be included therein, including, without limitation, with respect to the number of shares being sold by such Investor Holder, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(i) As promptly as practicable after the filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a reasonable number of copies of such document to each such Investor Holder;

(j) Prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Investor Holders, and their counsel in connection with the registration or qualification of, the securities covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Investor Holders, requests in writing, use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(k) Enter into such customary agreements and take such other actions customarily taken by registrants, if any, as the Investor Holders may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(l) Make available for inspection by any Investor Holder holding Registrable Securities covered by such Registration Statement, by any attorney, accountant or other agent retained by any such Investor Holder, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent public accountants to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Investor Holder, attorney, accountant or agent in connection with such Registration Statement;

(m) Cooperate with such Investor Holders to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the Investor Holders may request;

(n) Use its reasonable best efforts to cause the securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, the National Association of Securities Dealers, Inc., as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; and

(o) The Investor Holders, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(d), shall forthwith discontinue disposition of the securities until the Investor Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(d) or until they are advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Investor Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Investor Holder’s possession, of the prospectus covering such securities which is no longer current at the time of receipt of such notice.

Section 2.3 Registration Expenses.  With respect to any Registration Statement, the Company shall bear all of the costs and expenses (including, without limitation, the expenses of preparing any Registration Statement, Commission and state “blue sky” filings, registration and qualification fees and printing costs); provided, however, that the Company shall not be responsible for registration or qualification fees or underwriter’s discounts or commissions that are attributable to the Registrable Securities of an Investor Holder or their legal counsel. In connection with any Registration Statement, the Company shall be required to obtain independent outside counsel that is sophisticated in securities law matters.

Section 2.4 Indemnification and Contribution.

(a) Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Investor Holder, its officers, directors, advisors and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Person from and against all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Person is a party thereto) and expenses (including but not limited to cost of investigation and legal expenses) arising out of or based upon any untrue or allegedly untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus in which such Investor Holder is participating or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by, based upon or contained in any information with respect to such Investor Holder furnished in writing to the Company by such Investor Holder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Investor Holder from whom the Person asserting such loss, claim, damage or liability purchased shares of Common Stock if it is determined that it was the responsibility of such Investor Holder to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured such loss, claim, damage or liability. The Company shall also indemnify, if applicable and if requested, underwriters (as such term is defined in the Securities Act), their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Investor Holders.

(b) Indemnification by the Investors.  In connection with any Registration in which a the Investor Holder is participating, such Investor Holder shall furnish to the Company in writing such information required in the Selling Shareholder Questionnaire attached hereto as Exhibit B and affidavits with respect to such Investor Holder as the Company may reasonably request for use in connection with any Registration Statement or prospectus and the Investors agree to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the Securities Act and the Exchange Act) the Company from and against any losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not the Company is a party thereto) and expenses (including reasonable cost of investigation and legal expense) arising out of or based upon any untrue statement of a material fact or any omission to state a material fact necessary to make the statements in the Registration Statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in a completed Selling Shareholder Questionnaire or affidavit with respect to such Investor Holder furnished in writing to the Company by such Investor Holder expressly for use therein; provided, however, that the indemnity agreement contained in this Section 2.4(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising pursuant to a Registration if such settlement is effected without the consent of such Investor Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller. The Company acknowledges and agrees that any indemnification rights granted by Investor to the Company pursuant to this Agreement shall not be jointly and severally made with other investors in the offering and Investor shall not be held jointly liable for any liability arising under this Agreement. Any indemnification granted by Investor shall be limited to the amount of net proceeds received by Investor from the sale of Registrable Securities (as defined in the Registration Rights Agreement between Investor and the Company of even date herewith (the "Registration Rights Agreement")) in connection with any applicable Registration Statement (as defined in the Registration Rights Agreement).

(c) Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (x) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (y) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying party, permit the indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall relieve the indemnifying party from any liability hereunder with respect to the action to the extent that such failure materially prejudices the indemnifying party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution.  If for any reason the indemnification provided for in the preceding Sections 2.4(a) and 2.4(b) is unavailable to an indemnified party as contemplated by the preceding Sections 2.4(a) and 2.4(b) for any reason, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, if the indemnifying party is any Investor Holder pursuant to Section 2.4(b), any contribution pursuant to this Section 2.4(d) shall be several and not joint, and shall be limited to the amount of net proceeds received by such Investor Holder from the sale of Registrable Securities in connection with the applicable Registration Statement.

(e) Other Indemnification.  Indemnification similar to that set forth in the preceding subdivisions of this Section 2.4 (with appropriate modifications and subject to the same limitations set forth in Section 2.4(d)) shall be given by the Company and the Investors with respect to any required registration or other qualification of securities under any Federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.5 Piggyback Rights.  It is expressly understood and agreed that the Company and any of its existing security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement. Further, if at any time during the Effective Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Investor Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor Holder requests to be registered; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 2.5 that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

Section 2.6 Exchange Act Reports.  The Company agrees that it will use its reasonable best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act to the extent the Company is required to file such reports. Upon the reasonable request of the Investors, the Company will furnish the Investors with such information as may be necessary to enable the Investors to effect sales pursuant to Rule 144.

Section 2.7Delivery of Unlegended Shares of Common Stock.  With respect to the delivery of unlegended shares of the Common Stock:

(a) Within three (3) Business Days (such third (3rd) Business Day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received form an Investor (i) a notice that Registrable Securities have been sold either pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters by the Investor and the Investor’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (x) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to the Investor or its representative) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends issuable pursuant to any effective and current registration statement in accordance with the terms and conditions of this Agreement or pursuant to Rule 144 under the Securities Act (the “Unlegended Shares”); and (y) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold shares of Common Stock, if any, to the Investor at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Investor.

(b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon the Investor’s request, so long as the certificates therefor do not bear a legend and the Investor is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of the Investor’s prime broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c) The Company understands that a delay in the delivery of the Unlegended Shares later than two (2) Business Days after the Unlegended Shares Delivery Date could result in economic loss to the Investor. As compensation to the Investor for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Investor for late delivery of Unlegended Shares in the amount of $100 per Business Day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Agreement for an aggregate of forty-five (45) days, then the Investor or its affiliates holding Registrable Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Registrable Securities subject to such default at a price per share equal to 120% of the purchase price of such Registrable Securities (with the entire amount of such purchase price being allocated entirely to the shares of Common Stock in such Unit and not to any warrants). The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d) In addition to any other rights available to the Investor, if the Company fails to deliver to the Investor Unlegended Shares as required hereunder, within seven (7) Business Days after the Unlegended Shares Delivery Date and the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of the shares of Common Stock which the Investor was entitled to receive from the Company (a “Buy-In”), then the Company shall pay the Investor in cash (in addition to any remedies available to or elected by the Investor) the amount by which (A) the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Investor purchase shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Investor $1,000, plus interest. The Investor shall provide the Company written notice and reasonable evidence of accounting indicating the amounts that are payable to the Investor in respect of the Buy-In.

Section 2.8 Remedies.  The Investors shall have the right and remedy to have the provisions of Sections 2.1 and 2.2 specifically enforced by any court having jurisdiction in the event that the Company breaches such provisions, and the Company shall reimburse the Investors for the reasonable costs of the expenses for counsel for the Investors incurred in connection with such proceeding.

ARTICLE III
Miscellaneous

Section 3.1. Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

If to the Company, to:

Fellows Energy, Ltd.
370 Interlocken Boulevard, Suite 400
Broomfield, Colorado 80021
Phone:  (303) 327-1525
Fax: (303) 327-1526
Attention:  George S. Young

with a copy to:

Hogan & Hartson L.L.P.
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202
Phone: (303) 454-2414
Fax:     (303) 899-7333
Attention:  Paul Hilton, Esq.

If to the Investors, to the address or fax number provided by each Investor on the counterpart signature page hereto, as may be updated from time to time in writing to the Company.

Section 3.2.   Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, transferees and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement, the other Investor Holders, if any, and their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement constitutes the entire agreement and understanding, and supersedes and terminates all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof.

Section 3.3.   Waiver.  Any party hereto may, by written notice to any other party (i) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement to the extent that such obligations or other actions are due to the party giving notice; (ii) waive compliance with any of the conditions or covenants of such other party contained in this Agreement to the extent that such conditions or covenants relate to the party giving notice; and (iii) waive or modify performance of any of the obligations of such other party under this Agreement to the extent that such obligations are due to the party giving notice. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. Neither the waiver by any party hereto of a breach of any provision hereof or any preceding or succeeding breach nor the failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder nor shall it be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

Section 3.4.   Amendments.  No amendment or modification in respect of this Agreement shall be effective unless it shall be in writing and signed by the Company and the holders of two-thirds of the Registrable Securities. Any such amendment or modification in respect of this Agreement executed by or on behalf of the Investor Holders shall bind each other Investor Holder, if any, to the terms and conditions thereof. The Company agrees that all holders of Registrable Securities shall be notified by the Company in advance of any proposed amendment or modification of this Agreement, but failure to give such notice shall not in any way affect the validity of any such amendment or modification. In addition, promptly after obtaining the written consent of the Investor Holders as herein provided, the Company shall transmit a copy of any amendment or modification which has been adopted to all holders of Registrable Securities then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment or modification.

Section 3.5.   Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investors (other than by the Investors in connection with, and in compliance with the terms and conditions of, a transfer, in whole or in part, of the Registrable Securities), or any transferee of the foregoing. Any assignment in violation of this Section 3.5 shall be void and of no force or effect.

Section 3.6.   Governing Law.  This Agreement, and any dispute arising out of, relating to or in connection with this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, relating to or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any other court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, in relation to or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 3.7.   Attorney Fees.  Subject to Section 2.4(b) a party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto from and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other parties by reason of the enforcement and protection of their rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other parties may be entitled.

Section 3.8.   Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 3.9.   Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

FELLOWS ENERGY LTD.
By: _________________________________ Name: Title:

[Registration Rights Agreement Signature Page]

INVESTOR:

By: _________________________________ Name: Title:

Address: _______________________________________
_______________________________________________
_______________________________________________
_______________________________________________
Fax: (_______) __________________________________

[Registration Rights Agreement Signature Page]

Exhibit A

List of Investors

A-1

Exhibit B

Selling Shareholder Questionnaire

[Attached hereto.]

B-1

Exhibit C

Plan of Distribution

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;

•                  block trades in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker/dealer as principal and resale by the broker/dealer for its account;

•                  an exchange distribution in accordance with the Rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales;

•                  broker/dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

 The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker/dealers engaged by the Selling Stockholders may arrange for other brokers/dealers to participate in sales. Broker/dealers may receive commissions from the Selling Stockholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

C-1

The Selling Stockholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

C-2